                              EXTENSION AGREEMENT


     This Extension Agreement (the "Agreement") is entered into as of the 5th day of April 1999, by and among Oceanic Exploration Company, a Delaware corporation ("OEC"), Oceanic International Properties Corporation, a Colorado corporation and wholly-owned subsidiary of OEC ("OIPC"), and International Hydrocarbons, a Wyoming corporation ("IH").

     WHEREAS, OEC, OIPC and NWO Resources, Inc. ("NWO") (the previous holder of the promissory note) entered into that certain Modification Agreement dated September 19, 1995 which provided among other things that NWO would forbear collection of principal or interest on the Oceanic Notes until December 31, 1996 (subsequently extended to March 31, 1997 pursuant to an Extension Agreement dated December 11, 1996, further extended to March 31, 1998 pursuant to an Extension Agreement dated March 10, 1997 and extended again to March 31, 1999 pursuant to an Extension Agreement dated February 13,
1998); and that OEC would diligently pursue its pending lawsuit against Denison Mines, Ltd. ("Denison"); and

     WHEREAS, OEC, OIPC and NWO (the previous holder of the promissory note) have entered into four previous Extension Agreements dated December 27, 1995, December 11, 1996, March 10, 1997 and February 13, 1998; and

     WHEREAS, NWO was the original holder of the $1,500,000.00 Promissory Note dated January 1, 1995, the Modification Agreement dated September 19, 1995, and the Extension Agreements dated December 27, 1995, December 11, 1996, March 10, 1997 and February 13, 1998. NWO assigned its interest in these documents to IH effective October 31, 1998; and

     WHEREAS, OEC has diligently pursued its lawsuit against Denison as provided for in the Modification Agreement, and a judgment has been issued in OEC's favor by the Commercial Court in Toronto, Ontario; which judgment has since been appealed by Denison; and

     WHEREAS, due to the current uncertainty as to debt repayment to IH by OEC and OIPC, IH is only willing to forbear on collection of the existing OIPC debt and allow OIPC sufficient operating funds for a period of time to be determined at the sole discretion of IH;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. For the time being and until further notice from IH to OEC and OIPC, IH will forbear collection of principal or interest on Oceanic notes.

     2. For the time being and until further notice by IH, OIPC will be allowed to draw additional amounts under the existing $1,500,000.00 Promissory Note for general working capital purposes. Although interest will continue to accrue on such amounts at 8.25% per annum

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pursuant to the Modification Agreement, OIPC will not be required to make any interest payments on such amounts until demand is made by IH. IH may at its sole discretion make demand on OEC and OIPC for repayment of all amounts due and payable under said existing Promissory Note. Upon such demand the amounts represented by said Promissory Note shall be immediately due and payable, and if not paid when due, the principal and accrued interest shall bear interest at the rate of 12% per annum after such due date.

     3. OEC shall continue to diligently pursue its litigation with Denison Mines, Ltd., as required pursuant to the September 19, 1995 Modification Agreement.

     4. Except as modified herein and in the Extension Agreements dated December 27, 1995, December 11, 1996, March 10, 1997 and February 13, 1998, the Modification Agreement will continue in full force and effect and the remaining terms, provisions, covenants and conditions shall remain unchanged.

     IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                   OEC
                                   OCEANIC EXPLORATION COMPANY


                                   By:  /s/ Charles N. Haas
                                      -----------------------------------------
                                        Charles N. Haas
                                        President


                                   OIPC
                                   OCEANIC INTERNATIONAL
                                   PROPERTIES CORPORATION


                                   By:  /s/ Charles N. Haas
                                      -----------------------------------------
                                        Charles N. Haas
                                        President


                                   IH
                                   INTERNATIONAL HYDROCARBONS


                                   By:  /s/ John E. Jones
                                      -----------------------------------------
                                        John E. Jones
                                        Vice President

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